Exhibit 99.1

Sight Sciences Announces Fee Schedule Establishment from Novitas Solutions and First Coast Service Options for the TearCare® Interventional Dry Eye Procedure

MENLO PARK, Calif., October 17, 2025— Sight Sciences, Inc. (Nasdaq: SGHT) (Sight Sciences or the Company), an eyecare technology company focused on developing and commercializing innovative, interventional technologies intended to transform care and improve patients’ lives, today announced that two Medicare Administrative Contractors (MACs), Novitas Solutions, Inc. (Novitas) and First Coast Service Options, Inc. (FCSO), each established jurisdiction-wide pricing for CPT® code 0563T (evacuation of meibomian glands, using heat delivered through wearable, open-eye eyelid treatment devices and manual expression, bilateral), which describes the procedure performed with the Company’s TearCare® System and related accessories (TearCare). The Medicare fee schedule amount is effective for dates of service on and after January 1, 2025, in all Novitas and FCSO jurisdictions and localities.

The established local fee schedule amount for CPT code 0563T is active for claim processing and is expected to be published on the Novitas and FCSO websites for reference by eyecare providers in these areas. TearCare procedure claims will be payable by First Coast and Novitas in the areas administered by them based on individual medical necessity determinations.

The states and regions covered by these two MACS have 10.4 million in estimated total covered lives and represents approximately 30% of the total Medicare fee-for-service covered lives1.

MAC	States / Regions Covered	Estimated Covered Lives[1]
Novitas Solutions, Inc.	Arkansas, Colorado, District of Colombia, Delaware, Louisiana, Maryland, Mississippi, New Jersey, New Mexico, Oklahoma, Pennsylvania, and Texas	8.0 million
First Coast Service Options, Inc.	Florida, Puerto Rico, Virgin Islands	2.4 million

“We are pleased that the rigorous TearCare review conducted by Novitas and First Coast Service Options resulted in established pricing for TearCare. We want to thank our eyecare providers, national and state societies, and Novitas and First Coast Service Options for their work to allow access to this important interventional dry eye treatment for Medicare beneficiaries in these areas when deemed medically necessary by their eyecare provider,” said Paul Badawi, Co-Founder and Chief Executive Officer of Sight Sciences. “We plan to continue to engage with third-party payors, clinical societies, and other stakeholders in continued support of patient access for the TearCare procedure.”

Sight Sciences recently launched the Sight Access Portal, which is available to provide assistance to all TearCare® System, OMNI® Surgical System, and SION® Surgical Instrument providers with patient benefit verifications, assistance with prior authorizations, predeterminations, and any reimbursement questions.

2025 Financial Guidance

The Company plans to provide updated revenue and adjusted operating expenses guidance during its third quarter 2025 earnings call, taking into account the factors discussed in this press release.

1 Covered lives estimate is derived from publicly available information and includes Medicare fee for service and Medicare fee for service - Medicaid Dual-Eligible beneficiaries.

About Sight Sciences

Sight Sciences is an eyecare technology company focused on developing and commercializing innovative and interventional solutions intended to transform care and improve patients’ lives. Using minimally invasive or non-invasive approaches to target the underlying causes of the world’s most prevalent eye diseases, Sight Sciences seeks to create more effective treatment paradigms that enhance patient care and supplant conventional outdated approaches. The Company’s OMNI® Surgical System and OMNI® Edge Surgical System are implant-free, minimally invasive glaucoma surgery technologies indicated in the United States to reduce intraocular pressure in adult patients with primary open-angle glaucoma. The OMNI Surgical System is CE Marked for the catheterization and transluminal viscodilation of Schlemm’s canal and cutting of the trabecular meshwork to reduce intraocular pressure in adult patients with open-angle glaucoma. Glaucoma is the world’s leading cause of irreversible blindness. The SION® Surgical System is a bladeless, manually operated device used in ophthalmic surgical procedures to excise trabecular meshwork. The Company’s TearCare® System is 510(k) cleared in the United States for the application of localized heat therapy in adult patients with evaporative dry eye disease due to meibomian gland disease (MGD), enabling clearance of gland obstructions by physicians to address the leading cause of dry eye disease.

Visit www.sightsciences.com for more information.

Sight Sciences and TearCare are trademarks of Sight Sciences registered in the United States. OMNI and SION are trademarks of Sight Sciences registered in the United States, European Union and other territories.

CPT is a registered trademark of the American Medical Association.

© 2025 Sight Sciences. All rights reserved.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. These forward-looking statements include, but are not limited to, statements concerning the following: the effective date of the MAC fee schedules; the basis for payment of procedures billed under CPT 0563T; the publication of the MAC fee schedule amount on MAC websites; MAC payment for TearCare procedures based on individual medical necessity determinations; the Company’s intent to continue to engage with third-party payors, clinical societies, and other stakeholders regarding patient access for the TearCare procedure; and the Company’s plan to provide updated revenue and adjusted operating expenses guidance during its third quarter 2025 earnings call. These forward-looking statements are subject to and involve numerous risks, uncertainties and assumptions, including those discussed under the caption “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, as may be updated from time to time in subsequent filings, and you should not place undue reliance on these statements. These cautionary statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Media contact:

pr@sightsciences.com

Investor contact:

Philip Taylor

Gilmartin Group

415.937.5406

Investor.Relations@Sightsciences.com